Exhibit 99.2

ASSET SALE AGREEMENT

This ASSET SALE AGREEMENT (“Agreement”) made and entered into this 7th day of October 2008 by and among Rotate Black, Inc. a Nevada corporation (“Rotate” or "Buyer") and Rotate Black, LLC, a Michigan Limited Liability Company ("Seller").

WHEREAS, Seller owns certain assets listed in Schedule 1 attached hereto (the “Sale Assets”) and, subject to the terms and conditions of this Agreement, Seller wishes to sell and Buyer wishes to buy the Sale Assets.

NOW THEREFORE, in consideration of the premises and the mutual representations, warranties and covenants set forth herein, Seller and Buyer agree that:

ARTICLE I

DEFINITIONS

1.1

“Closing” shall mean the closing of the transactions described herein.

1.2

“Closing Date” shall mean the date on which the Closing takes place.  The Closing Date shall be October 7, 2008 or such other date as the parties may otherwise agree for the closing.

ARTICLE II

SALE AND PURCHASE

2.1

Sale and Purchase of Assets. On and subject to the terms and conditions set forth in this Agreement, Seller shall sell, assign, transfer and convey to Buyer, and Buyer shall purchase from Seller, all of the Sale Assets.

2.2

Consideration for the Sale Assets.  As payment in full for the Sale Assets, at the Closing, Buyer will deliver to Seller 5,480,900 shares of common stock of Rotate Black, Inc. (being $2,740,450 worth of such stock valued at $0.50 per share).  Such shares shall be delivered in the name of Seller (or as Seller otherwise directs) or shall be accompanied by stock powers executed by Buyer in blank.  All shares of common stock of Rotate Black, Inc. issued or issuable pursuant to this Agreement are herein referred to as the “Shares.”

2.3

Conditions to Sale of Assets.  (a)  To the extent any of the assets being acquired or Shares being delivered, are subject to any liens or security interests held by third parties, the purchase and sale of the Sale Assets is specifically conditioned upon the release of all liens and security interests therein.

(b)

Buyer shall deliver to Seller an opinion of counsel (i) as to the availability of an exemption from the registration requirements under the Securities Act of 1933 in connection with the sale of the Sale Assets and issuance of the Shares, and (ii) to the effect that the Shares will be eligible for sale by Seller pursuant to Rule 144.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer that:

3.1

Corporate Status and Authority. Seller is a limited liability company organized, validly existing, and in good standing under Michigan law and has all requisite power and authority necessary for its execution, delivery and performance of this Agreement by Seller.

3.2

Due Authorization, Etc.  The execution, delivery and performance of this Agreement by Seller has been authorized and this Agreement is the legal, valid and binding agreement of Seller, enforceable according to its terms.

3.3

Taxes.  Seller is not aware of any tax liens on any of the Sale Assets, and no tax liens will at any time be asserted against the Sale Assets for or on the basis of taxes that are due and payable, or are accrued even though not due or payable, at any time before the Closing.

3.4

Consents.  No consent, authorization or approval of any third party or governmental authority is required for the execution and delivery by Seller of this Agreement or the consummation by Seller of the transactions contemplated hereby, there exist no right-of-first-refusal or other preferential purchase rights with respect to any of the Sale Assets and the execution, delivery and performance of this Agreement by Seller will neither conflict with nor result in any breach or contravention of, nor permit the acceleration of the maturity of any duties, obligations or liabilities, or the creation of any lien, charge or encumbrance affecting any of its assets, rights or property.

3.5

Title.  Seller has and will convey to Buyer hereunder good and marketable title to all of the Sale Assets, free and clear of all defects, liens, charges, lease or conditional sale obligations, licenses, and other encumbrances, defects or rights in third parties.

3.6

Litigation. There are no material claims, actions, suits, proceedings or investigations pending, threatened against or affecting the Sale Assets.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF ROTAE BLACK, INC.

Rotate Black represents and warrants to Seller that:

4.1

Corporate Status and Authority.  Rotate Black, Inc. is a Michigan Limited Liability Company duly organized, validly existing and in good standing and has all corporate power and authority necessary for its execution, delivery and performance of this Agreement by it.

4.2

Due Authorization, Etc.  The execution, delivery and performance of this Agreement by Rotate Black, Inc. has been authorized by its Board of Directors and (to any extent necessary) its shareholders; Buyer has all requisite authorization to enter into and perform this Agreement; and this Agreement is the legal, valid and binding agreement of Rotate Black, Inc., enforceable against it according to its terms.

4.3

Taxes.  Buyer is not aware of any tax liens on any of the Shares, and no tax liens will at any time be asserted against the Shares for or on the basis of taxes that are due and payable, or are accrued even though not due or payable, at any time before delivery of the Shares to Seller.

4.4

Consents.  No consent, authorization or approval of any third party or governmental authority is required for the execution and delivery by Rotate Black, inc. of this Agreement or the consummation by Rotate Black, Inc. of the transactions contemplated hereby. There exist no right-of-first-refusal or other preferential purchase rights with respect to any of the Shares to be delivered to Seller hereunder and the execution, delivery and performance of this Agreement by Rotate Black, Inc. will neither conflict with nor result in any breach or contravention of, nor permit the acceleration of the maturity of any duties, obligations or liabilities, or the creation of any lien, charge or encumbrance affecting any of its assets, rights or property.

4.5

Title.  Buyer has and will convey to Seller hereunder good and marketable title to the Shares that it will deliver to Seller hereunder, free and clear of all defects, liens, charges, lease or conditional sale obligations, licenses, and other encumbrances, defects or rights of third parties.  All Shares to be delivered by Buyer to Seller hereunder will be validly issued, fully-paid and non-assessable.

4.6

Litigation. There are no material claims, actions, suits, proceedings or investigations pending, threatened against or affecting the Shares.

4.8

Disclosure.  Buyer has disclosed to Seller all material information relating to the current business, operations and prospects of Rotate Black, Inc.

ARTICLE V

THE CLOSING

5.1

Date and Place of Closing.  The Closing shall be held at Rotate Black, Inc.’s offices on the Closing Date.

ARTICLE VI

MISCELLANEOUS

6.1

Binding Effect.  This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective legal representatives, successors, and permitted assigns.

6.2

Survival/Indemnification.  All covenants, agreements, representations and warranties made by Seller or Buyer hereunder or pursuant hereto shall survive the Closing Date and the consummation of the transactions contemplated herein. Each party will indemnify the other against any claim, suit, action, loss, damage, cost or expense arising out of  or related to, either directly or indirectly, negligence, misrepresentation, fraud or any breach or non-fulfillment of, or any failure to perform any of the representations, warranties, covenants or undertakings of theirs contained in this Agreement.

6.3

Expenses.  Except as otherwise specifically provided herein, all fees, costs, and expenses incurred by each party hereto in connection with the negotiation, authorization, and performance of this Agreement shall be paid by the party incurring the same.

6.4

Governing Law.  This Agreement and the other documents and transactions contemplated hereby shall be construed in accordance with, and governed by, the laws of the State of Michigan.

6.5

Assignments.  Neither party shall assign its rights and/or obligations hereunder without the prior written consent of the other party to this Agreement.

6.6

Notice.  All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been given when delivered in person or received by first class, certified mail, return receipt requested, postage and registration or certifications fees prepaid, or delivered by reliable overnight delivery, or by facsimile with a copy also delivered by any of the foregoing means:

If to Buyer, to:

Rotate Black, Inc.

932 Spring Street, Suite 201

Petoskey, MI 49770

Attn: Dual Cooper

Fax:  231-347-0177

If to Seller, to:

Rotate Black, LLC

13023 NE Hwy 99, Suite 7

MPB 282

Vancouver, WA  98686

Fax: 888-515-3179

or at such other address as hereafter shall be furnished by a notice sent in like manner by such addressee to the others.

6.8

Severability.  In the event any provision of this Agreement is held to be invalid, illegal or unenforceable for any reason and in any respect, such invalidity, illegality, or unenforceability shall in no event affect, prejudice or disturb the validity of the remainder of this Agreement, which shall be and remain in full force and effect, enforceable in accordance with its terms.

6.9

Waiver.  Failure or delay on the part of any of the parties hereto to exercise any right, power or privilege hereunder, or under any instrument executed pursuant hereto, shall not operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or of any other right, power or privilege.  All waivers hereunder must be in writing.

6.10

Divisions and Headings.  The division of this Agreement into sections and subsections and the use of captions and headings in connection therewith are solely for convenience and shall have no legal effect in construing the provisions of this Agreement.

6.11

No Third Party Beneficiaries.  The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties hereto to confer third-party beneficiary rights upon any other Person.

6.12

No Inferences.  Inasmuch as this Agreement is the result of negotiations between sophisticated parties of equal bargaining power represented by counsel, no inference in favor of, or against, either party shall be drawn from the fact that any portion of this Agreement has been drafted by or on behalf of such party.

6.13

Amendments.  This Agreement may not be modified or changed except by an instrument or instruments in writing signed by both of the parties hereto.

6.14

Entire Agreement.  This Agreement (including the Exhibits and Schedules hereto and other documents referred to herein as having been delivered or furnished by either party to the other) constitutes the entire Agreement and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

Executed and delivered as of the date first stated above.

SELLER:	Rotate Black, LLC

	By:	/s/
Randy Edgerton Chief Financial Officer

BUYER:	Rotate Black, Inc.

	By:	/s/
Dual Cooper President

SCHEDULE 1

SALE ASSETS

All assets associated with the Dayton Nevada Development of the Traditions Casino